AMENDMENT TO

KAMAN CORPORATION 2003 STOCK INCENTIVE PLAN

The Kaman Corporation 2003 Stock Incentive Plan (the “Plan”) is hereby amended as follows:

1. The first two sentences of Section 5 are amended and restated in their entirety to read as follows:

An aggregate of 1,434,395 shares of Stock (the ‘‘Authorized Shares’’) may be issued pursuant to Awards granted under the Plan on or after the Amendment Date. The Authorized Shares consist of (i) 950,000 shares of Stock newly authorized by the Board, subject to further shareholder approval, as of the Amendment Date, plus (ii) 484,395 shares of Stock that were available for new Awards pursuant to the Plan immediately prior to the Amendment Date which shall be in addition to all shares of Stock issued or reserved for issuance prior to the Amendment Date pursuant to Awards granted under the Plan or any Predecessor Plan.

2. Except as otherwise expressly provided by paragraph 1 of this amendment, all of the terms, conditions and provisions of the Plan shall remain the same, and the Plan, as amended hereby, shall continue in full force and effect.